Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Turning Point Brands, Inc. (the "Company") for the quarterly period ended September 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Graham Purdy, President and Chief Executive Officer, Luis Reformina, Chief Financial Officer, and Brian Wigginton, Chief Accounting Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

Date: October 26, 2022	By:	/s/ Graham Purdy
Graham Purdy
President and Chief Executive Officer
(Principal Executive Officer)

Date: October 26, 2022	By:	/s/ Luis Reformina
Luis Reformina
Chief Financial Officer
(Principal Financial Officer)

Date: October 26, 2022	By:	/s/ Brian Wigginton
Brian Wigginton
Chief Accounting Officer